Exhibit 21

Subsidiaries

American Eagle Outfitters, Inc., a Delaware corporation, has the following wholly owned subsidiaries:

AE Holdings Co., a Delaware corporation

AEH Holding Company, a Delaware corporation

American Eagle Cdn Hold Co., a Delaware corporation

AE Distribution Co., a Delaware corporation

AE Outfitters Retail Co., a Delaware corporation

AE Corporate Services Co., a Delaware corporation

AE First Co., a Delaware corporation

AE Direct Co. LLC, a Delaware corporation

AE Retail West LLC, a Delaware corporation

AEO International Corp., a Delaware corporation

AEO Management Co., a Delaware corporation

Retail Commerce Company, a Nevada corporation

Retail Royalty Company, a Nevada corporation

Retail Licensing Company, a Nevada corporation

Retail Distribution West LLC, a Delaware corporation

Blue Star Imports, L.P., a Pennsylvania limited partnership

BSI Imports Company, LLC, a Delaware corporation

Blue Star Imports Ltd., a Delaware corporation

Eagle Trading Company, a Mexican corporation

No Agency Productions, LLC, a Delaware corporation

No Agency Productions II, LLC, a Delaware corporation

BN Limited Partnership, a Canadian limited partnership

American Eagle Outfitters Canada Corporation, a Canadian corporation

3049462 Nova Scotia ULC, a Canadian corporation

3049463 Nova Scotia ULC, a Canadian corporation

AE FinCanada LP, a Canadian limited partnership

NLS NS ULC, a Canadian corporation

B Notes NS ULC, a Canadian corporation

AEOC NS ULC, a Canadian corporation

AE Limited Partnership, a Canadian limited partnership

AE Admin Services Co LLC, a Ohio corporation

Linmar Realty Company II LLC, a Delaware Corporation

M+O Management Co LLC, a Delaware Corporation

M+O Retail Co, a Delaware Corporation

AEO Realty Co LLC, a Delaware Corporation